March 12, 1999

Ms. Heidi Sanders
Pinacor

3001 South Priest Drive
Tempe, AZ 85282-3492

Subject:  Contract Extension

Dear Heidi,

The Authorized Apple Wholesale U.S. Sales Agreement between Apple Computer, Inc. and Pinacor will expire on March 31, 1999. Apple would like to offer Pinacor an extension of this agreement through March 31, 2000.

Any order placed by Pinacor under your Authorized Apple Wholesaler status after March 31, 1999 will be construed as acceptance of this offer.

Sincerely,


Apryl Lane
Sr. Contract Specialist
Bids & Contracts Management